Exhibit 99.1

Bionik Laboratories Reports Third Quarter Fiscal Year 2023 Financial Results

Nine Month Shipments and Revenue Exceeds 12-month Results of Prior Fiscal Year

BOSTON – February 8, 2023 -- Bionik Laboratories Corp. (OTCPINK: BNKL), a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges, offering its technology to therapists directly and offering services to patients in its clinical centers, today reported financial results for the third quarter and nine months of fiscal year 2023, ended December 31, 2022.

Third Quarter FY 2023 Highlights

●	Bionik is continuing to roll out its new corporate strategy to operate a network of specialized Centers of Excellence for neuro-recovery care that showcase Bionik technology and solutions. The acquisition of the first center in Clermont, FL. closed in mid-September and in its first full quarter under Bionik’s management, is contributing to revenue as expected.

●	Revenue was $0.6 million for the third quarter of fiscal 2023 compared to $0.2 million for the third quarter of fiscal 2022, an increase of 214%, primarily due to five units sold in the current period compared to one unit sold in the prior fiscal year period.

●	Bionik’s sales pipeline remains healthy and continues to increase.

●	On a GAAP basis, the net loss was $1.1 million, or $(0.16) per diluted share, for the third quarter of fiscal 2023, compared to a net loss of $7.0 million, or $(1.18) per diluted share, in the corresponding period for fiscal 2022, including a pre-tax charge of $5.2 million for the impairment of goodwill and intangible assets. On a Non-GAAP basis, the net loss was $1.0 million, or $(0.15) per diluted share, for the third quarter of fiscal 2023, compared to a net loss of $1.6 million, or ($0.26) per diluted share, in the corresponding period for fiscal 2022.

●	During the quarter, Bionik secured $0.8 million in new capital from an existing investor.

Richard Russo Jr., President and Chief Executive Officer of Bionik, commented, “Bionik is having a strong year. In the third fiscal quarter, we reported a 214% increase in revenue driven by the shipment of five units. In fact, the nine month total already exceed the prior years’ results with shipments of 10 units and $1.3 million in revenue in the current period. Our sales pipeline remains healthy and continues to grow. This reflects the increased sampling and testing by large hospital and rehab organizations of our InMotion systems, which we believe are the gold standard for robotic upper extremity rehabilitation.”

“Our first neuro recovery clinic is performing to expectations in its first full quarter under Bionik’s management, after one-time start-up and acquisition costs that continue to decline. We are in active discussions with other centers that we believe will have an accretive impact on our revenue when completed. We are also exploring other strategic avenues as we work to deliver sustainable growth and successful outcomes for neurologically challenged patients.”

Third Quarter FY 2023 Financial Results

Total revenue for the third fiscal quarter was $0.6 million, an increase of 214%, compared with $0.2 million revenue in the third quarter of fiscal 2022. In the fiscal 2023 period, five units were shipped as compared to one unit in the fiscal 2022 period. Subscription revenue increased by 26% due to more subscriptions in the fiscal 2023 period as compared to the fiscal 2022 period.

Gross profit for the third fiscal quarter was $0.3 million, an increase of 104%, compared to $0.1 million in the third quarter of fiscal 2022. The gross margin was 47% compared to 73% in the prior year period. The gross margin was impacted by a less favorable sales mix and the startup and one-time costs from the acquisition of the Company’s first neuro recovery clinic.

Total operating expenses for the third fiscal quarter of fiscal 2023 were $1.3 million, a decrease of 24%, compared to $1.7 million in the third fiscal quarter of fiscal 2022, excluding the pre-tax charge of $5.2 million for the impairment of goodwill and intangible assets in the prior fiscal year period. Interest expense decreased by 88% to $30,000 due to less debt outstanding in the 2022 period.

The net loss for the third fiscal quarter of fiscal 2023 was $1.1 million, or ($0.16) per diluted share, compared to a net loss of $7.0 million, or $(1.18) per diluted share, in the third quarter of fiscal 2022, including the pre-tax charge of $5.2 million for the impairment of goodwill and intangible assets. Weighted average basic and diluted shares outstanding were 6,879,554 and 5,903,360 for the third quarter of fiscal year 2023 and 2022, respectively.

On a non-GAAP basis, excluding share-based compensation expense, costs associated with impairment of intangibles and amortization of intangibles, acquisition related costs, the extinguishment of debt, and foreign exchange changes, the net loss for the third quarter of fiscal 2023 was $1.0 million, or $(0.15) per diluted share, compared with a net loss of $1.6 million, or $(0.26) per diluted share, in the corresponding period for fiscal 2022.

Nine Months FY 2023 Financial Results

Total revenues for the nine months ended December 31, 2022 increased by 20%, to $1.3 million, as compared to revenues of $1.1 million for the nine months ended December 31, 2021. The increase was primarily due to the shipment of ten units in the current period compared to eight units in the comparable period of 2021. Gross Profit decreased by 10% to $0.7 million compared to $0.8 million in the prior year, and gross margin was 56% compared with 76%. The gross margin was impacted by a less favorable sales mix and the startup and one-time costs from the acquisition of the Company’s first neuro recovery clinic. Total operating expenses increased by 2% to $4.3 million compared to $4.2 million in the comparable period, after excluding $5.2 million for the impairment of goodwill and intangible assets recorded in fiscal year 2022.

The net loss for the nine months ended December 31, 2022 was $3.6 million, or $(0.52) per diluted share, compared to a net loss of $8.7 million, or $(1.50) per diluted share, in the corresponding period for fiscal 2022, including the pre-tax charge of $5.2 million for the impairment of goodwill and intangible assets. On a non-GAAP basis, excluding share-based compensation expense, costs associated with impairment of intangibles and amortization of intangibles, acquisition related costs, the extinguishment of debt, and foreign exchange changes, the net loss for the nine months ended December 31, 2022 was $3.4 million, or ($0.49) per diluted share, compared with a net loss of $3.6 million, or ($0.61) per diluted share, in the corresponding period for fiscal 2022.

About BIONIK Laboratories Corp.

BIONIK Laboratories a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges. The Company offers its technology to therapists directly and offers services to patients in its clinical centers. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," “possible,” "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward- looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sales of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company’s inability to expand the Company’s business, including its recently launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

Ashley Willis

FischTank PR

ashley@fischtankpr.com

Investor Relations Contact:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646.863.6341

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BIONIK Laboratories Corp.

Condensed Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	December 31, 2022	March 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$685,202	$1,991,377
Accounts receivable	337,368	274,844
Prepaid expenses and other current assets	909,331	1,127,362
Inventories	1,143,580	1,191,020
Total current assets	3,075,481	4,584,603
Equipment, net	206,249	91,234
Other assets	8,695	-
Operating lease right-of-use assets, non-current	260,178	-
Tradenames and Trademarks	35,000	-
Goodwill	99,552	-
Total assets	$3,685,155	$4,675,837

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$380,614	$305,095
Accrued liabilities	1,293,055	873,030
Operating leases, current	21,280	-
Current portion of deferred revenue	396,719	313,854
Total current liabilities	2,091,668	1,491,979
Operating leases, non-current	240,397
Convertible notes	1,601,319	-
Deferred revenue, net of current portion	273,677	256,646
Total liabilities	4,207,061	1,748,625
Total stockholders’ equity	(521,906)	2,927,212
Total liabilities and stockholders’ equity	$3,685,155	$4,675,837

BIONIK Laboratories Corp.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended December 31,		Nine months ended December 31,
	2022	2021	2022	2021
Revenues, net	$575,054	$183,262	$1,304,088	$1,082,450
Cost of revenues	304,503	50,394	568,331	261,823
Gross Profit	270,551	132,868	735,757	820,627

Operating expenses
Sales and marketing	446,427	567,300	1,504,887	1,335,730
Research and development	93,617	368,095	697,600	634,147
General and administrative	773,911	725,300	2,061,186	2,222,044
Impairment of goodwill & intangible assets	-	5,200,608	-	5,200,608
Total operating expenses	1,313,955	6,861,303	4,263,673	9,392,529

Loss from operations	(1,043,404)	(6,728,435)	(3,527,916)	(8,571,902)
Interest expense, net	30,435	249,096	52,675	576,576
Other expense (income), net	2,372	6,314	9,141	(445,732)
Total other expense (income)	32,807	255,410	61,816	130,844
Net loss	$(1,076,211)	$(6,983,845)	$(3,589,732)	$(8,702,746)
Loss per share - basic and diluted	$(0.16)	$(1.18)	$(0.52)	$(1.50)
Weighted average number of shares outstanding – basic and diluted	6,879,554	5,903,360	6,879,554	5,820,654

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, BIONIK uses non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the amortization of intangible assets acquired, share-based compensation expense, acquisition costs, extinguishment of existing debt, as well as unrealized foreign exchange gains or losses for the three and nine months ended December 31, 2022, and 2021. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

BIONIK’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding amortization, impairment and foreign exchange costs that may not be indicative of our core business operating results. BIONIK believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing BIONIK’s performance and when planning, forecasting and analyzing future periods. BIONIK also believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making. The non-GAAP Financial measures also facilitate management’s internal comparisons to BIONIK’s historical performance and our competitors’ operating results.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Loss from operations	$(1,043,404)	$(6,728,435)	$(3,527,916)	$(8,571,902)
Non-GAAP adjustments to loss from operations:
Share-based compensation expense	31,222	203,586	138,587	319,005
Costs associated with impairment of intangibles	-	5,200,608	-	5,200,608
Costs associated with amortization of intangibles	1,000	19,647	1,000	58,927
Extinguishment of Debt	-	-	-	(459,912)
Acquisition related costs	23,769	-	52,001	-
Total Non-GAAP adjustments to loss from operations	55,991	5,423,841	191,588	5,111,628
Non-GAAP loss from operations	$(987,413)	$(1,304,594)	$(3,336,328)	$(3,453,274)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net loss	$(1,076,211)	$(6,983,845)	$(3,589,732)	$(8,702,746)
Non-GAAP adjustments to net loss:
Share based compensation expense	31,222	203,586	138,587	319,005
Costs associated with impairment of intangibles	-	5,200,608	-	5,200,608
Costs associated with amortization of intangibles	1,000	19,647	1,000	58,927
Acquisition related costs	23,769	-	52,001	-
Extinguishment of debt	-	-	-	(459,912)
Foreign exchange loss (gain)	(2,372)	8,697	(1,865)	16,563
Total Non-GAAP adjustments to net loss	53,619	5,432,538	189,723	5,135,191
Non-GAAP net loss	$(1,022,592)	$(1,551,307)	$(3,400,009)	$(3,567,555)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Diluted net loss per share	$(0.16)	$(1.18)	$(0.52)	$(1.50)
Share-based compensation expense	0.01	0.03	0.02	0.06
Costs associated with impairment of intangibles	0.00	0.88	0.00	0.90
Costs associated with amortization of intangibles	0.00	0.01	0.00	0.01
Acquisition related costs	0.00	0.00	0.01	0.00
Extinguishment of debt	0.00	0.00	0.00	(0.08)
Foreign exchange loss	0.00	0.00	0.00	0.00
Total Non-GAAP adjustments to net loss	0.01	0.92	0.03	0.89
Non-GAAP diluted net loss per share	$(0.15)	$(0.26)	$(0.49)	$(0.61)
Weighted average shares used to compute GAAP diluted net loss per share	6,879,554	5,903,360	6,879,554	5,820,654
Weighted average shares used to compute Non-GAAP diluted net loss per share	6,879,554	5,903,360	6,879,554	5,820,654